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                                                                       Exhibit 5

                       [Dorsey & Whitney LLP Letterhead]


Global MAINTECH Corporation
6468 City West Parkway
Eden Prairie, MN 55344

     Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

          We have acted as counsel to Global MAINTECH Corporation, a Minnesota corporation (the "Company), in connection with a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of shares (the "Shares") of common stock of the Company, no par value, which will be sold from time to time by the persons named in the Registration Statement (the "Selling Shareholders"), on the over-the-counter electronic bulletin board or otherwise, directly or through underwriters, brokers or dealers.

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement, upon issuance, delivery and payment therefor as described in the Registration Statement or in accordance with the terms of the warrants under which the Shares are to be issued, as appropriate, will be duly authorized by all requisite corporate action, validly issued, fully paid and nonassessable.

          Our opinions expressed above are limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated: August 12, 1997
                                              Very truly yours,



                                              /s/ DORSEY & WHITNEY LLP
KLC